Exhibit 99.1

Ener-Core Announces Entry Into Definitive Agreements For A $4 Million Private Placement Financing

IRVINE, Calif., September 19, 2014  -- ENER-CORE, Inc. (OTCQB: ENCR), designer and manufacturer of proprietary Gradual Oxidation technology and equipment that generates clean electric power from low quality and waste gases, is pleased to announce that it has entered into definitive agreements with certain accredited investors and institutional investors in connection with a private placement financing. Upon closing of the transaction, Ener-Core will receive gross proceeds of $4 million in exchange for the issuance of approximately 26.7 million shares of Ener-Core restricted common stock. Each restricted share of common stock will be sold at a per share purchase price of $0.15. Participants in the financing include existing shareholders, institutional investors, Ener-Core's CEO, CFO, and three members of its Board of Directors including its Chairman. This private placement is expected to close on Tuesday, September 23, 2014 and is subject to customary closing conditions.

“The proceeds from this private placement will strengthen our balance sheet and provide us with working capital to achieve revenue-generating milestones,” stated Alain Castro, Chairman and CEO. “We remain focused on the deployment of our Gradual Oxidizer into multiple industries, as well as the scale up of this technology to larger power capacities. Additionally, we appreciate the support from our existing shareholders, as well as the strategic advice that we have received from the Special Equities Group at Chardan Capital, and are excited to work with them to continue to build awareness and shareholder value."

Chardan Capital Markets LLC acted as lead placement agent for the offering.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, Ener-Core has agreed to file a resale registration statement with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock to be sold to the investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About The Special Equities Group at Chardan Capital Markets

Chardan is an international investment bank headquartered in New York City, with offices in Los Angeles, San Francisco, Beijing and Sydney. The Special Equities Group provides a wide array of banking and advisory serves to public and private companies and institutional investors around the world including initial Public Offering (IPOs), Private Investments in Public Equity (PIPEs), Specified Purpose Acquisition Companies (SPAC), Merger and Acquisition Advisory Services, Debt Financing, Private Equity Financing, Venture Capital Financing, Equity/Derivatives Trading, Non-Deal Road Shows, Third Party Marketing of Hedge Funds, Research and Restructuring.

About Ener-Core, Inc.

Ener-Core designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.  The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions. Ener-Core has developed the 250kW Ener-Core Powerstation FP250 ("FP250"), and its larger counterpart, the 2MW Ener-Core Powerstation KG2-3G/GO, to transform methane gas, especially "ultra-low-Btu gas" from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The Powerstations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core seeks to serve several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation.  For more information, please visit the Ener-Core website: www.Ener-Core.com.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of September 18, 2014. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com